Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of St. Bernard Software, Inc. of our report dated November 11, 2005 related to the consolidated financial statements of St. Bernard Software, Inc. and subsidiary, appearing in the Company’s Prospectus filed pursuant to rule 424(b)(3) (No. 333-130412) filed with the commission on June 26, 2006.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

February 20, 2007